UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 FORM 8

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Reraise Gaming Corporation
(Exact name of registrant as specified in its charter)

Nevada (State of incorporation or organization)	46-3787845 (I.R.S. Employer Identification No.)

7582 Las Vegas Blvd south Suite 215 Las Vegas, Nevada (Address of principal executive offices)	89123 (Zip Code)

Securities to be registered pursuant to Section 12(g) of the Act:
Common

Name of each exchange on which each class is to be registered:
N/A

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☒

Securities Act registration statement file numbers to which this form relates:  File No. 333- 195651

Securities to be registered pursuant to Section 12(g) of the Act:

Common shares
Title of class

Item 1.	Description of Registrant’s Securities to be Registered.
This Registration Statement relates to the registration with the Securities and Exchange Commission of shares of Common Stock, par value $0.001 (the “Common Stock”), of Reraise Gaming Corporation, a Nevada corporation (the “Registrant”). The description of the Common Stock to be registered hereunder set forth under the caption “Description of Securities to be Registered” in the Registrant’s Registration Statement on Form S-1 (File No. 333-195651), as originally filed with the Securities and Exchange Commission (the “Commission”) on May 2, 2014 (the “Registration Statement”) and declared effective by the Commission on April 6, 2015, is incorporated herein by reference.

Item 2.	Exhibits.

The following exhibits are filed or incorporated by reference to the Registration Statement:

3.1 (1)	Articles of Incorporation of Reraise Gaming Corporation

3.2 (1)	Bylaws of Reraise Gaming Corporation

(1)	Incorporated by reference from our Registration Statement on Form S-1, filed with the Commission on May 2, 2014.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Reraise Gaming Corporation

		By:	/s/ Ron Camacho
Name: Ron Camacho
Date:	June 15, 2016		Title: President

EXHIBIT INDEX

3.1 (1)	Articles of Incorporation of Reraise Gaming Corporation

3.2 (1)	Bylaws of Reraise Gaming Corporation

(1)	Incorporated by reference from our Registration Statement on Form S-1, filed with the Commission on May 2, 2014.